                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 11, 1997, relating to the financial statements and financial highlights of the 30 portfolios comprising UAM Funds, Inc., which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute parts of this Registration Statement.

          We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Reports" in such Prospectuses.



Price Waterhouse LLP
Boston, Massachusetts
January 20, 1998